Exhibit 5.1

767 Fifth Avenue

New York, NY 10153-0119

+1 212 310 8000 tel

+1 212 310 8007 fax

May 21, 2019

Ceridian HCM Holding Inc.

3311 East Old Shakopee Road

Minneapolis, Minnesota 55425

Ladies and Gentlemen:

We have acted as counsel to Ceridian HCM Holding Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3 filed on the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration of the sale by the selling stockholders to be identified in one or more prospectus supplements, from time to time, of an indeterminate number of shares of common stock, par value $0.01 per share (the “Shares”) of the Company.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Third Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware, incorporated by reference as Exhibit 3.1 to the Registration Statement; (ii) the Amended and Restated Bylaws of the Company, incorporated by reference as Exhibit 3.2 to the Registration Statement; (iii) the Registration Statement; (iv) the prospectus contained within the Registration Statement; (v) the form of Certificate of Common Stock of the Company, incorporated by reference as Exhibit 4.1 to the Registration Statement; (vi) the Support Agreement, dated April 25, 2018 (the “Support Agreement”), among the Company, Ceridian Canada Ltd. (“Callco”) and Ceridian Acquisitionco ULC (“Exchangeco”); (vii) the Voting and Exchange Trust Agreement, dated April 25, 2018 (the “Voting and Exchange Trust Agreement”), among the Company, Callco, Exchangeco and Barbara Ferreri, (viii) the Articles of Exchangeco describing the terms of Exchangeco’s exchangeable shares (the “Terms”), (ix) the Prepaid Forward Share Delivery Agreement, dated April 2, 2012 and amended October 1, 2013 and April 25, 2018 (the “Share Delivery Agreement” and, together with the Support Agreement, the Voting and Exchange Trust Agreement and the Terms, the “Exchangeable Shares Agreements”); and (x) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

May 21, 2019 Page 2

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that (i) the Shares that are currently issued and outstanding are, and (ii) the Shares to be issued upon the exchange in accordance with the Exchangeable Shares Agreements when so issued and sold as contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to any and all references to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP